Exhibit 10.8
WARBY PARKER INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
This Warby Parker Inc. (the “Company”) Non-Employee Director Compensation Program (this “Program”) has been adopted under the Company’s 2021 Incentive Award Plan (the “Plan”) and shall be effective as of the date of the first sale of the Company’s securities to the general public upon the closing of an underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or pursuant to a direct listing that results in the Company’s securities being regularly traded on an established securities market. Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Plan.
Cash Compensation
Annual retainers will be paid in the following amounts to Non-Employee Directors:

Position	Annual Retainer
Non-Employee Director:	$75,000
Lead Non-Employee Director:	$15,000
Audit Committee Chair:	$20,000
Compensation Committee Chair:	$15,000
Nominating and Corporate Governance Committee Chair:	$10,000
All annual retainers are additive and will be paid in cash on the date of each annual stockholders meeting (an “Annual Meeting”) to those individuals who will continue to serve as Non-Employee Directors following the Annual Meeting, provided, that if a Non-Employee Director is first appointed or elected on a date other than the date of an Annual Meeting, then such Non-Employee Director shall be paid pro-rated annual retainers based on the number of days from the date of such appointment or election through the anticipated date of the first Annual Meeting following such appointment or election.
Equity Compensation
Each Non-Employee Director who will continue to serve as a Non-Employee Director immediately following an Annual Meeting shall be automatically granted on the date of such Annual Meeting under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, an award of that number of fully vested Restricted Stock Units calculated by dividing (i) $225,000 by (ii) the average closing trading price of a share of Class A Common Stock over the 30-day period ending the day prior to the date of such Annual Meeting, provided, that if a Non-Employee Director is first appointed or elected on a date other than the date of an Annual Meeting, then such Non-Employee Director shall be granted automatically on such date of appointment or election under the Plan, or any other applicable Company equity incentive plan then-maintained by the Company, an award of that number of fully vested Restricted Stock Units calculated by dividing (i) the product of $225,000 multiplied times a fraction, the numerator of which is the number of days from the date of such appointment or election through the anticipated date of the first Annual Meeting following such appointment or election and the denominator of which is 365, by (ii) the average closing trading price of a share of Class A Common Stock over the 30-day period ending the day prior to the date of such appointment or election.
Change in Control
Upon a Change in Control of the Company, all outstanding equity awards granted under the Plan and any other equity incentive plan maintained by the Company that are held by a Non-Employee Director that are unvested as of immediately prior to such Change in Control thereupon shall become fully vested and/or exercisable.
Reimbursements
The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.
Miscellaneous
The other provisions of the Plan shall apply to the Restricted Stock Units granted automatically under this Program, except to the extent such other provisions are inconsistent with this Program. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of Restricted Stock Units hereby are subject in all respects to the terms of the Plan. The grant of Restricted Stock Units under this Program shall be made solely by and subject to the terms set forth in an Award Agreement in a form to be approved by the Board and duly executed by an executive officer of the Company.
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